                                                                 EXHIBIT  4.3.7.



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                       COMMODORE MEDIA, INC., AS ISSUER,

                               THE PARTIES LISTED
                             ON THE SIGNATURE PAGES
                             HERETO AS GUARANTORS,
                                 AS GUARANTORS,

                                      AND

                 IBJ SCHRODER BANK & TRUST COMPANY, AS TRUSTEE


                  --------------------------------------------



                                AMENDMENT NO. 6

                           DATED AS OF APRIL 10, 1997

                                     TO THE

                                   INDENTURE

                           DATED AS OF APRIL 21, 1995


                  --------------------------------------------


                                  $76,808,000

                   13 1/4% SENIOR SUBORDINATED NOTES DUE 2003


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         AMENDMENT NO. 6, dated as of April 10, 1997 ("Amendment No. 6"), to the INDENTURE, dated as of April 21, 1995, as amended (the "Indenture"), among COMMODORE MEDIA, INC., a Delaware corporation, as Issuer (the "Company"), the parties listed on the signature pages hereto as Guarantors (each individually, a "Guarantor" and collectively, the "Guarantors"), and IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation, as Trustee (the "Trustee").

         Each party agrees for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 13 1/4% Senior Subordinated Notes due 2003 (the "Notes") to amend, pursuant to Section 8.01(4) of the Indenture, the Indenture as follows:

         1. In March 1997, the corporate name of Emerald City Broadcasting Corporation was changed to WNOK Acquisition Company, Inc. All references in the Indenture shall be to the new corporate name of such entity.

         2. In April 1997, the corporate name of Commodore Holdings, Inc. was changed to Atlantic Star Communications, Inc. All references in the Indenture shall be to the new corporate name of such entity.

         3. In April 1997, the corporate name of Osborn Communications Corporation was changed to Southern Star Communications, Inc. All references in the Indenture shall be to the new corporate name of such entity.

         4. Capstar Acquisition Company, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("Capstar Acquisition"), is a Restricted Subsidiary acquired or created pursuant to Section 4.14(ii) of the Indenture. Capstar Acquisition delivers herewith the Guarantee attached as Exhibit A to this Amendment No. 6 pursuant to the provisions set forth in Sections 4.14 and 10.04 of the Indenture guaranteeing the obligations of the Company under the Indenture. For all purposes of the Indenture, Capstar Acquisition shall be deemed a party to the Indenture by virtue of its execution of this Amendment No. 6 and the defined term the "Guarantor" contained in
Article 1.01 of the Indenture shall be deemed to include Capstar Acquisition.

          5. This Amendment No. 6 supplements the Indenture and shall be a part and subject to all the terms thereof. Except as supplemented hereby, the Indenture and the Securities issued thereunder shall continue in full force and effect.

          6. This Amendment No. 6 may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

          7. THIS AMENDMENT NO. 6 SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

          8. The Trustee shall not be responsible for any recital herein as such recitals shall be taken as statements of the Company, or the validity of the execution by the Guarantors of this Amendment No. 6. The Trustee makes no representation as to the validity or sufficiency of this Amendment No. 6.



                                      -2-


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         IN WITNESS WHEREOF, the parties have caused this Amendment No. 6 to the Indenture to be duly executed and attested as of the date and year first written above.

                                       COMMODORE MEDIA, INC.


                                       By:    /s/ James T. Shea, Jr.
                                           -------------------------------------
                                           James T. Shea, Jr.
                                           President

ATTEST:


         /s/ William Banowsky, Jr.
---------------------------------------
William S. Banowsky, Jr.
Vice President

                                       GUARANTORS:

                                       ATLANTIC STAR COMMUNICATIONS, INC.
                                       COMMODORE MEDIA OF DELAWARE, INC
                                       COMMODORE MEDIA OF PENNSYLVANIA, INC.
                                       COMMODORE MEDIA FLORIDA, INC.
                                       COMMODORE MEDIA OF KENTUCKY, INC.
                                       COMMODORE MEDIA OF NORWALK, INC.
                                       COMMODORE MEDIA OF WESTCHESTER, INC.
                                       DANBURY BROADCASTING, INC.



                                       By: /s/ James T. Shea, Jr.
                                           -------------------------------------
                                           James T. Shea, Jr.
                                           President

ATTEST:


         /s/ William S. Banowsky, Jr.
-----------------------------------------
William S. Banowsky, Jr.
Vice President




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                                          SOUTHERN STAR COMMUNICATIONS, INC.
                                          ATLANTIC CITY BROADCASTING CORP.
                                          O.C.C., INC.
                                          BREADBASKET BROADCASTING CORPORATION
                                          SOUTHEAST RADIO HOLDING CORP.
                                          HOUNDSTOOTH BROADCASTING CORPORATION
                                          SNG HOLDINGS, INC.
                                          OSBORN ENTERTAINMENT ENTERPRISES
                                            CORPORATION
                                          ORANGE COMMUNICATIONS, INC.
                                          MOUNTAIN RADIO CORPORATION
                                          LADNER COMMUNICATIONS HOLDING CORP.
                                          RKZ TELEVISION, INC.
                                          YELLOW BRICK RADIO CORPORATION
                                          ASHEVILLE BROADCASTING CORP.
                                          CORKSCREW BROADCASTING CORPORATION
                                          DAYTONA BEACH BROADCASTING CORP.
                                          RAINBOW BROADCASTING CORPORATION
                                          GREAT AMERICAN EAST, INC.
                                          NELSON BROADCASTING CORPORATION
                                          SHORT BROADCASTING CORPORATION
                                          JAMBOREE IN THE HILLS, INC.
                                          MUSIC HALL CLUB, INC.
                                          BEATRICE BROADCASTING CORP.
                                          CURREY BROADCASTING CORPORATION
                                          OSBORN SOUND AND COMMUNICATIONS CORP.
                                          WAITE BROADCASTING CORP.
                                          AMERON BROADCASTING CORPORATION
                                          WNOK ACQUISITION COMPANY, INC.


                                          By: /s/ Frank D. Osborn
                                              --------------------------------
                                              Frank D. Osborn
                                              President
ATTEST:


/s/ Michael F. Mangan
----------------------------------------
Michael F. Mangan
Vice President, Controller and Secretary





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                                            CAPSTAR ACQUISITION COMPANY, INC.


                                            By:  /s/ William S. Banowsky, Jr.
                                                 -------------------------------
                                                 William S. Banowsky, Jr.
                                                 Vice President
ATTEST:


/s/ Peter S. Brodsky
----------------------------
Peter S. Brodsky
Secretary and Treasurer



                                          IBJ SCHRODER BANK & TRUST COMPANY,
                                          as Trustee


                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------

ATTEST:


-------------------------------------
Name:
     --------------------------------
Title:
      -------------------------------




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                                   GUARANTEE


         The Guarantor (the "Guarantor," which term includes any successor Person under the Indenture, dated April 21, 1995, as amended, among Commodore Media, Inc. and its subsidiaries and IBJ Schroder Bank & Trust Company (the "Indenture")) has unconditionally guaranteed, on a senior subordinated basis, jointly and severally, to the extent set forth in the Indenture and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Noteholders or the Trustee all in accordance with the terms set forth in Article 10 of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

         The obligations of the Guarantor to the Noteholders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of this Guarantee. Terms used and not defined herein shall have the meaning set forth in the Indenture.


                                            GUARANTOR:

                                            CAPSTAR ACQUISITION COMPANY, INC.



                                            By:    /s/ William S. Banowsky, Jr.
                                               --------------------------------
                                            Name: William S. Banowsky, Jr.
                                                  Title:   Vice President